First Leesport Bancorp, Inc.

                                                  March 19, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of First Leesport Bancorp, Inc. which will be held at the Banquet Hall of the Leesport Farmer's Market, RD #1, Leesport, Pennsylvania, on April 24, 2001 at 1:30 pm. The Leesport Farmer's Market is located 8 miles north of Reading, 7 miles south of Hamburg, just off Route 61 at the north end of Leesport. Look for their sign on Route 61, turn east, and go one block to Leesport Farmer's Market. The business meeting will be preceded by an Estate Planning and Long Term Care Seminar at 11:00 am, with lunch served at 12:00 noon.

     If you plan to attend the meeting, please return the enclosed attendance card as soon as possible. Your participation as a shareholder is encouraged and it is important that your shares be represented at the meeting. Whether or not you plan to attend the Meeting, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed envelope. This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors and Management, I would like to express our appreciation for your continued interest and support of First Leesport Bancorp, Inc.

                              Sincerely,


                              Raymond H. Melcher, Jr.
                              Chairman, President and
                              Chief Executive Officer



                   FIRST LEESPORT BANCORP, INC.

                              NOTICE
                                OF
                 ANNUAL MEETING OF SHAREHOLDERS
                    to be held April 24, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First Leesport Bancorp, Inc. (the "Company") will be held on April 24, 2001 at 1:30 P.M. (Eastern Time) at the Banquet Hall of the Leesport Farmer's Market, R.D. #1, Leesport, Pennsylvania, for the following purposes:

     (1) To elect four Class I directors to serve three year terms from the date of election and until their respective successors shall have been elected and qualified (Matter No. 1).

     (2)  To consider a proposal to amend First Leesport
Bancorp, Inc.'s Articles of Incorporation to reduce the percentage of outstanding shares that must vote to approve certain acquisitions of other companies by First Leesport(Matter
No. 2).

     (3) To ratify the appointment of Beard Miller Company LLP as the Company's independent auditors for the year 2001 (Matter
No. 3).

     (4) To transact such other business as may properly be presented at the Meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 9, 2001, will be entitled to notice of, and to vote at, the Meeting. Shareholders whose shares are not registered in their own names will need additional documentation from their record holders in order to vote personally at the meeting.

     WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON,
PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              RAYMOND H. MELCHER, JR.
                              Chairman, President and
                              Chief Executive Officer

Leesport, Pennsylvania
March 19, 2001



                         PROXY STATEMENT
                   First Leesport Bancorp, Inc.
                     133 North Centre Avenue
                        Leesport PA 19533

                 ANNUAL MEETING OF SHAREHOLDERS
                         April 24, 2001

                       GENERAL INFORMATION

Solicitation of Proxies

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Leesport Bancorp, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held April 24, 2001 (the "Meeting"). The Company will pay expenses of soliciting proxies. The Company will solicit proxies primarily by mail. The Company's directors, officers and employees may also solicit proxies personally and by telephone.

     The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder filing a proxy may revoke it at any time before it is exercised by either submitting to the Secretary of the Company a written notice of its revocation or a subsequently executed proxy, or by attending the Meeting and electing to vote in person. Only shareholders of record at the close of business on March 9, 2001, are entitled to notice of, and to vote at, the Meeting. On that date there were 1,864,145 shares of the Company's common stock outstanding, each of which will be entitled to one vote on each matter properly presented at the Meeting. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about March 19, 2001.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote:

          - "FOR" the election, as directors, of the nominees of the Board of Directors (Matter No. 1);

          - "FOR" the amendment of the Company's Articles of Incorporation (Matter No. 2);

          -  "FOR" approval of appointment of Beard Miller
             Company LLP as the Company's auditors for the year ending December 31, 2001 (Matter No. 3).

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted:

          - "FOR" the election, as directors, of the nominees of the Board of Directors (Matter No. 1);

          - "FOR" the amendment of the Company's Articles of Incorporation (Matter No. 2);

          -   "FOR" approval of appointment of Beard Miller
              Company LLP as the Company's auditors for the year ending December 31, 2001 (Matter No. 3).

     Signed proxies will be voted "FOR" or "AGAINST" each other matter that properly comes before the Meeting, or any adjournment or adjournments thereof, in the discretion of the persons named as proxyholders.

Annual Report

     The Company's Annual Report for the year ended December 31, 2000, is enclosed with this proxy statement and is furnished to shareholders for information only and no part of the Annual Report is incorporated by reference in this proxy statement.

Quorum

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at the Meeting. Shares represented by proxies on which a shareholder has abstained on any matter and shares represented by proxies from brokers with no indication of how the shares are to be voted will be included for purposes of determining the presence of a quorum at the Meeting.



                            MATTER NO. 1
                       ELECTION OF DIRECTORS

General

     The Bylaws of the Company provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the Bylaws, is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible.

     As of March 9, 2001, the Board of Directors consisted of thirteen members with four members in Class I, four members in Class II and five members in Class III.

     Under the Bylaws, a vacancy on the Board of Directors is filled by the remaining members of the Board. If the vacancy results from the death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the class in which the vacancy occurred. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the Bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by shareholders at the next meeting of shareholders at which directors of the same class are elected.

     The term of office for each director in Class I expires on the date of the Annual Meeting of Shareholders on April 24, 2001. Accordingly, four Class I directors have been nominated for election at the Meeting to serve for three year terms expiring on the date of the Annual Meeting in 2004.

     The four nominees for election as Class I directors receiving the highest number of votes at the Meeting will be elected to serve as directors.

     Of the nominees for election as Class I directors, Anthony R. Cali was elected to the Board of Directors in July 1999 pursuant to the terms of the merger agreement for the Company's acquisition of Merchants of Shenandoah Ban-Corp.

     Any shareholder who wishes to withhold authority to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

Nominations

     The Bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders, other than those made by management of the Company, must be made by notice in writing to the President of the Company no less than 60 days and no more than 90 days before the anniversary date of the immediately preceding annual meeting provided the meeting is held within 30 days of the date of the preceding year's annual meeting. The notification must contain the information specified in the Company's Bylaws. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure. As of the date of this proxy statement, the Company has not received a notice of nomination for election as a director from any shareholder.

Directors

     The following table shows the ownership of First Leesport
Bancorp Inc. common stock as of January 31, 2001, by each director and executive officer, and the directors and officers as a group.

              Director and Officer Stock Ownership

                           Shares of Common    Percent of Total
Name                        Stock Owned(1)    Shares Outstanding
Edward C. Barrett               4,083                  *
James H. Burton                 1,607                  *
Anthony R. Cali                 1,522                  *
John T. Connelly                7,497(2)               *
Charles J. Hopkins             67,123                 3.6
Keith W. Johnson               15,796(3)               *
William J. Keller               9,818(4)               *
Andrew J. Kuzneski, Jr.        64,621(5)              3.5%
Raymond H. Melcher, Jr.        24,565(6)              1.3%
Roland C. Moyer, Jr.           40,726                 2.2%
Harry J. O'Neill, III           4,680(7)               *
Karen A. Rightmire              3,516                  *
Alfred J. Weber                 4,048                  *
Kurt A. Phillips                  305                  *
Jenette L. Eck                    328                  *
All directors and
  officers as a group
  (15 persons)                250,235                13.5%

*  Less than 1% of the outstanding shares of Common Stock

(1) The amounts include the following shares of common stock that the individual has the right to acquire by exercising outstanding stock options as of January 31, 2001:

     E.C. Barrett....    2,050    A.J. Kuzneski, Jr....    1,000
     J.H.Burton......    1,000    R.H. Melcher, Jr.....    2,730
     A.R. Cali.......    1,312    R.C. Moyer, Jr.......    1,000
     C.J. Hopkins....   12,738    H.J. O'Neill III.....    2,050
     K.W. Johnson....    1,417    K.A. Rightmire.......    2,050
     W.J. Keller.....    2,050    A.J. Weber...........    2,050
     K.A. Phillips...      105    J.L. Eck.............      262

     All directors and officers as a group.............   31,814

(2)  Includes 6,500 shares owned by his spouse.

(3) Includes 4,297 shares owned by his spouse, 105 shares owned jointly with spouse, and 682 stock options owned by spouse.

(4)  Includes 6,784 shares owned jointly with his spouse.

(5) Includes 1,000 shares owned by his spouse, and 61,000 shares owned by Berkshire Securities Corp.

(6) Includes 6,196 shares owned jointly with his spouse, 1,892 shares owned by his spouse, and 100 shares owned jointly with his son.

(7)  Includes 1,000 shares owned by his spouse.

Nominees for Class I Director to Serve for a three year term, expiring in 2004:

     ANTHONY R. CALI, age 57, is Executive Vice President of
First Leesport Bancorp, Inc., and President and Chief Executive
Officer of Merchants Bank of Pennsylvania, a Division of
Leesport Bank. Mr. Cali has been a director since 1999 and is a member of the Asset-Liability Committee and the Executive
Committee.

     JOHN T. CONNELLY, age 65, is the retired Chairman,
President and Chief Executive Officer of First Leesport Bancorp,
Inc., and retired Chairman, President and Chief Executive
Officer of Leesport Bank. Mr. Connelly has been a director since 1976 and serves on the Executive Committee and Human
Resources Committee.

     KAREN A. RIGHTMIRE, age 53, is President of the United Way of Berks County. Ms. Rightmire has been a director since 1994 and serves on the Executive Committee and Human Resources
Committee.

     ALFRED J. WEBER, age 48, is President of Tweed-Weber, Inc., a management consulting firm. Mr. Weber has been a director since 1995 and serves on the Executive Committee and the Human
Resources Committee.

Incumbent Directors to Continue in Office:

Terms to Expire In 2002

     CHARLES J. HOPKINS, age 50, is President and Chief
Executive Officer of Essick & Barr, Inc., a full service insurance agency. Mr. Hopkins has been a director since 1999 and serves on the Executive Committee.

     WILLIAM J. KELLER, age 67, is Owner of William J. Keller
Manufactured Housing Communities and Sales. Mr. Keller has been a director since 1986 and serves on the Audit Committee.

     RAYMOND H. MELCHER, JR., age 49, is Chairman, President and Chief Executive Officer of First Leesport Bancorp, Inc. and Leesport Bank; Chairman of Essick & Barr, Inc.; First Leesport Investment Group, Inc.; and First Leesport Wealth Management, Inc. Mr. Melcher has been a director since 1998 and serves on the Executive Committee, Human Resources Committee (non-voting member), and Asset-Liability Committee.

     ROLAND C. MOYER, Jr., age 56, is a self-employed tax accountant. Mr. Moyer has been a director since 1999 and serves on the Human Resources Committee.

Terms to Expire In 2003

     EDWARD C. BARRETT, age 52, is an independent technology consultant. Mr. Barrett has been a director since 1998 and is a member of the Audit Committee and Executive Committee.

     JAMES H. BURTON, age 44, is President and Chief Operating
Officer of Magnatech International LP, a machinery manufacturer.
Mr. Burton has been a director since 2000 and is a member of the Audit Committee.

     KEITH W. JOHNSON, CFP?, age 49, is President and Chief Executive Officer of First Leesport Wealth Management, Inc.; and First Leesport Investment Group, Inc. Mr. Johnson has been a director since 1999 and is a member of the Executive Committee.

     ANDREW J. KUZNESKI, JR., age 60, is President of A.J.
Kuzneski, Jr., Inc., an insurance agency. Mr. Kuzneski has been a director since 1999 and is a member of the Audit Committee and Executive Committee.

     HARRY J. O'NEILL, III, age 51, is President of O'Neill
Financial Group, Inc., a personal holding company. Mr. O'Neill has been a director since 1984 and is a member of the Audit
Committee.

                      ADDITIONAL INFORMATION

Board and Committee Meetings

     During 2000, the Company's Board of Directors met seven times. The Company's Board of Directors has an Executive Committee, a Human Resources Committee (serves as the Compensation Committee), an Audit Committee and an Asset-Liability Committee and is authorized, under the Company's Bylaws, to create such other committees as it deems appropriate. There is no Nominating Committee. The duties typically performed by this committee have been performed by the Executive Committee of the Company's Board of Directors. The duties of the nominating committee will be performed by the Governance Committee of the Board of Directors which was established in January 2001.

     The Executive Committee of the Company met six times during 2000. The Executive Committee may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board. The members of the Executive Committee of the Company are Edward C. Barrett, Anthony R. Cali, John T. Connelly, Charles J. Hopkins, Keith W. Johnson, Andrew J. Kuzneski, Jr., Raymond H. Melcher, Jr., Karen A. Rightmire, and Alfred J. Weber.

     The Audit Committee of the Company, which met four times during 2000, is responsible for reporting to the Board on the general financial condition of the Company's banking subsidiary and the results of the annual audit, and is responsible for ensuring that the bank's activities are being conducted in accordance with law and the rules and regulations established by the applicable regulatory and supervisory authorities. The Committee reviews with Management and its independent public accountants the financial statements issued by First Leesport Bancorp, Inc. pursuant to federal and state regulatory requirements. The Audit Committee also reviews the work of the Loan Review Officer and Security Officer in accordance with such supervisory regulations. In addition, the Audit Committee recommends to the Board the services of a reputable public accounting firm who the Board then appoints at the annual reorganization meeting of the Board. The members of the Audit Committee are Edward C. Barrett, James H. Burton, William J. Keller, Andrew J. Kuzneski, Jr. (Chairperson), and Harry J. O'Neill, III.

     The Asset-Liability Management Committee, which met seven times during 2000, is responsible for monitoring the interest rate sensitivity of the Company's assets and liabilities. The director members of the Asset-Liability Committee are Anthony R. Cali and Raymond H. Melcher, Jr. In addition, Frank C. Milewski, a director of the Company's subsidiary bank, Leesport Bank, serves on this Committee.

     The Human Resources Committee, which met three times in 2000, consists of John T. Connelly, Raymond H. Melcher, Jr. (non-voting), Roland C. Moyer, Jr., Karen A. Rightmire (Chairperson), and Alfred J. Weber. The Human Resources Committee reviews salary and benefits programs of the Company, and addresses and makes recommendations to the Board of Directors relating to employee matters, including compensation.

     A Governance Committee was established as a committee of the Board of Directors in January 2001. The Governance Committee intends to meet at least quarterly and is responsible for assisting the Board of Directors and Management in developing and maintaining best practices in corporate governance. In this role, the Governance Committee will serve as the nominating committee, establish and administer a process to measure the effectiveness of the Board of Directors, and will develop and recommend to the Board of Directors the criteria by which directors will be held accountable. The Governance Committee is composed of five independent directors. They are Edward C. Barrett, James H. Burton (Chairperson), John T. Connelly, Andrew J. Kuzneski, Jr., and Karen A. Rightmire.

     During 2000, all of the directors of the Company attended at least 75% of the aggregate of all meetings of the Company's Board of Directors and Board committees on which they served, with the exception of Mr. Barrett who attended 60%, Mr. Burton who attended 64%, and Mr. Moyer who attended 70%.

Director Compensation

     Directors who are not officers of the Company or of the Company's subsidiaries receive an annual retainer of $2,000, $350 for each Board meeting and $150 for each Committee meeting that they attend. The Company adopted a Non-Employee Director Compensation Plan in 2000 which requires that at least sixty-five percent (65%) of each non-employee director's annual compensation for membership on the Board of Directors of the Company or any participating subsidiary be paid in shares of the Company's Common Stock. Certain directors have entered into agreements with the Company providing for the deferral of part or all of the cash fees payable to them by the Company.

     The Company and its subsidiaries maintain a directors and officers liability insurance policy. The policy covers all directors and officers of the Company and its subsidiaries for certain liability, loss, or damage that they may incur in their capacities as such. To date, no claims have been filed under this insurance policy.

Report of the Audit Committee

     The Audit Committee of the Board of Directors of the Company is composed of five independent directors. The members of the Audit Committee are Edward C. Barrett, James H. Burton,
William J. Keller, Andrew J. Kuzneski, Jr., and Harry J.
O'Neill, III.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit
Committee Charter is attached to this proxy statement as Exhibit A.

     The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2000, and discussed them with Management and the Company's independent accountants, Beard Miller Company LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed with the accountants their independence from the Company and Management.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for that fiscal year.

     In connection with new standards for independence of the Company's external auditors issued by the Securities and Exchange Commission, during the 2001 fiscal year the Audit Committee will consider in advance whether the provision of any non-audit services by the Company's independent accountants is compatible with maintaining such independence.

Audit Fees

     Audit fees to the Company from Beard Miller Company LLP during the Company's 2000 fiscal year for the audit of the Company's annual financial statements and the SAS #70 reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $72,700.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Beard Miller Company LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended
December 31, 2000.

All Other Fees

     Fees billed to the Company by Beard Miller Company LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $75,289.

Report of the Compensation Committee

     The salary and compensation policies for the Company and its subsidiaries are administered by the Human Resources Committee of the Board of Directors. The primary objective of the Committee as it relates to compensation of employees is to set salaries and benefit levels which are competitive with levels available at other financial institutions of comparable size and type in the relevant geographic market area. The Committee also administers the Company's Employee Stock Incentive Plan, which was approved by shareholders at the 1999 Annual Meeting of Shareholders, as a means of providing incentive compensation to officers and employees. Mr. Melcher, the Company's Chairman, President and Chief Executive Officer, is a member of the Committee because of the importance of human resources to the Company's success and his knowledge of and experience with the Company's employees, although he does not vote on or participate in discussions relating to his own compensation.

     At present, the Company's executive compensation program, other than benefits under qualified employee plans, consists of salary, a cash bonus, supplemental retirement plan benefits, and stock option awards under the Company's stock incentive plan. Salary levels for executive officers are determined for specific job descriptions by reference to salary surveys and other data collected on comparable salaries paid to officers at other similarly situated institutions. Specific salaries for individuals, other than the Chief Executive Officer, are recommended to the Committee by the Chief Executive Officer. Cash bonuses are approved on an aggregate basis as a percentage of total officer salaries and then allocated to individual officers, other than the Chief Executive Officer, based primarily on the Chief Executive Officer's recommendations. Similarly, the Committee approves a range of stock option awards for different positions, other than the Chief Executive Officer, which are awarded based on an assessment of individual performance. For 2000, incentive awards were based on assessments of individual performance within the ranges approved by the Committee and were based partially on specific quantitative criteria.

     The Committee had set the base salary of the Chief Executive Officer, Mr. Melcher, at $175,000 for 2000
(Mr. Melcher's employment agreement with the Company requires a minimum base salary of $150,000). For 2001, the Board has increased the salary of the Chief Executive Officer to $200,000 based on the recommendation of the Committee. The Committee considers the Chief Executive Officer's incentive compensation separate from the guidelines established for other officers.
For 2000, the Chief Executive Officer was awarded 3,500 stock options and a cash bonus of $2,550. For 2000, these awards were based partially on specific quantitative criteria and on an assessment of the Chief Executive Officer's performance, including his efforts and responsibilities in connection with the Company's goal to become a diversified financial services company.

     The Human Resources Committee of the Board of Directors has submitted this Report. The members of the Human Resources
Committee are:

          Karen A. Rightmire, Chairperson
          John T. Connelly
          Raymond H. Melcher, Jr. (non-voting)
          Roland C. Moyer, Jr.
          Alfred J. Weber

Executive Compensation

     The following table sets forth certain information with respect to the compensation of the Company's President and Chief
Executive Officer and each other executive officer of the Company whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2000(the "Named Executive
Officers").

                    Summary Compensation Table

                                                         Annual                   Long Term
                                                      Compensation           Compensation Awards
                                                                                                         All
                                                                                                        Other
                                                                          Restricted    Securities     Compen-
     Name and                                      Salary                    Stock      Underlying      sation
Principal Position                         Year    (1)(6)       Bonus        Award     Options/SARs   (2)(3)(5)
Raymond H. Melcher, Jr.                    2000   $175,000   $ 2,550         $ -0-         3,500       $41,995
  Chairman, President and Chief            1999    159,499    32,500(4)        -0-         5,250         3,347
  Executive Officer                        1998     89,104     -0-             -0-         4,200           N/A

Charles J. Hopkins                         2000   $251,423   $57,200         $ -0-         1,500        $14,367
  President and Chief Executive Officer    1999    249,500    10,000           -0-         2,625           N/A
  Essick & Barr Inc.                       1998        N/A       N/A          N/A           N/A            N/A

Keith W. Johnson                           2000   $200,000   $ 2,550         $ -0-         1,500        $14,645
  President and Chief Executive Officer    1999        N/A       N/A          N/A           N/A            N/A
  First Leesport Investment Group Inc.     1998        N/A       N/A          N/A           N/A            N/A
  and First Leesport Wealth Management
  Inc.

Anthony R. Cali                            2000   $124,999   $ 1,870         $ -0-         1,000        $75,720
Executive Vice President                   1999    110,692    17,600           -0-         6,562          4,485
                                           1998        N/A       N/A          N/A           N/A            N/A

(1) Amounts include amounts deferred under the Company's 401(k) Plan. Under the Company's 401(k) Plan, a participating employee can elect to have from 1% to 15% of his or her earnings reduced on a pre-tax basis and contributed to the Plan. The Company makes a matching contribution equal to 100% of the first 3% of an employee's salary and 50% of the next 4% of an employee's salary.

(2) The Company provides other benefits to certain executive officers in connection with their employment. The value of such personal benefits which is not directly related to job performance is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to the named individual.

(3) Amounts include the Company's matching contribution to the participants' account under the Company's 401(k) Plan in the following amounts: $7,875 (2000) for Mr. Melcher;
     $7,500 (2000) for Mr. Hopkins;  $7,500 (2000) for
     Mr. Johnson; and $5,312 (2000) for Mr. Cali.

(4) Includes $25,000 bonus for 1998 voluntarily deferred by Mr. Melcher and paid in 1999.

(5)  Amounts for 2000 include accruals under the Company's
     Supplemental Executive Retirement Plan in the following amounts: $30,329 for Mr. Melcher, $67,276 for Mr. Cali.

(6) Salary and bonus for Mr. Hopkins is variable based on personal sales performance.

     The following table sets forth information concerning grants of stock options during the fiscal year ended
December 31, 2000 to the Named Executive Officers.

                        Individual Grants

                                                % of
                                               Total
                                              Options                        Potential Relizable
                                Number of     Granted    Exercise              Value at Assumed
                                Securities       to       or Base               Annual Rate of
                                Underlying   Employees     Price    Expir-    Price Appreciation
                                 Options     in Fiscal      Per      ation      for Option Term
Name                           Granted (1)      Year     Share(2)    Date     5%(3)        10%(3)
Raymond H. Melcher, Jr.           3,500         12%       $13.75     2010    $30,266      $76,699
Charles J. Hopkins                1,500          5%       $13.75     2010    $12,971      $32,871
Keith W. Johnson                  1,500          5%       $13.75     2010    $12,971      $32,871
Anthony R. Cali                   1,000        3.5%       $13.75     2010    $ 8,647      $21,914

(1) All amounts represent incentive stock options. Terms of outstanding incentive options are for a period of ten years from the date the option is granted. The options vest ratably over a period of five years and cannot be exercised until one year after the date they are granted. At the election of the Human Resources Committee administering the Employee Stock Incentive Plan or the Board of Directors, options may be exercised during a period not to exceed three months following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) Under the terms of the Plan, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the Company's common stock at the date of grant. The exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee pays part or all of the exercise price by surrendering shares of stock received upon exercise of the option.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Company's common stock.

     There were no options exercised for the year-ended
December 31, 2000.

     The following table sets forth information concerning unexercised options to purchase First Leesport common stock granted to the Named Executive Officers:

            AGGREGATE OPTIONS EXERCISED IN LAST YEAR
               AND DECEMBER 31, 2000 OPTION VALUE

                                                  Number of        Value of
                                                 Securities     Unexercised
                                                 Underlying     In-the-Money
                                                 Unexercised      Options at
                           Shares                 Options at     December 31
                          Acquired               December 31,        2000
                             on        Value       2000 (#)          ($)
                          Exercise   Realized    Exercisable/   Unexercisable
Name                         (#)        ($)     Unexercisable        (1)
Raymond H. Melcher, Jr.      -0-       $-0-      2,730/10,220     $-0-/$-0-
Charles J. Hopkins           -0-       $-0-     12,738/21,922     $-0-/$-0-
Keith W. Johnson             -0-       $-0-         735/4,440     $-0-/$-0-
Anthony R. Cali              -0-       $-0-       1,312/6,250     $-0-/$-0-

(1)  Based on a market value of $13.75 per share for First
     Leesport common stock at December 31, 2000.

Executive Officer Agreements

     The Company and Leesport Bank have entered into an employment agreement dated June 15, 1998 with Raymond H. Melcher, Jr. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of non-extension may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Mr. Melcher's employment agreement currently provides for a base salary of $150,000 which, if increased by action of the Board of Directors, becomes the new base salary under the employment agreement. Mr. Melcher is entitled to exclusive use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the agreement provides, among other things, the right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Melcher. The agreement contains provisions restricting Mr. Melcher's right to compete for a period of one year unless his employment is terminated other than for cause.

     If Mr. Melcher's employment is terminated without cause, whether or not a change in control of the Company has occurred, or if Mr. Melcher voluntarily terminates employment for certain reasons following a change in control, Mr. Melcher becomes entitled to severance benefits under the Employment Agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with Mr. Melcher's status as President and Chief Executive Officer, a reduction in salary or benefits, or any reassignment to a location greater than 25 miles from the location of Mr. Melcher's office on the date of the change in control. If any such termination occurs, Mr. Melcher will be paid an amount equal to 2.99 times his base compensation as determined under
Section 280G of the Internal Revenue Code. The payment to which Mr. Melcher is entitled decreases at six month intervals if his termination or resignation occurs after he attains age 62-1/2.

     In connection with the Company's acquisition of Essick & Barr, Inc., the Company and Essick & Barr entered into an employment agreement dated September 17, 1998 with Charles J. Hopkins. The agreement has an initial term of five years and, unless terminated as set forth in the agreement, is automatically extended annually to provide a new term of five years except that, at certain times, notice of non-renewal may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Under the employment agreement, Essick & Barr pays
Mr. Hopkins an annual base salary of $230,000, plus commissions determined in accordance with a formula set forth in the employment agreement and a bonus based upon the attainment of certain performance goals. In the event the Board of Directors increases Mr. Hopkins' base salary, the increased salary becomes the new base salary under the employment agreement. Mr. Hopkins is entitled to the use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the employment agreement provides, among other things, insurance, vacation, stock options and other fringe benefits. The employment agreement contains provisions restricting
Mr. Hopkins' right to compete with the Company, Essick & Barr, or Leesport Bank for a period of two years following termination of employment unless his employment is terminated other than for cause.

    If Mr. Hopkins' employment is terminated without cause, and no change in control of the Company has occurred, then
Mr. Hopkins is entitled to receive his annual base salary for the remainder of the then current employment term. If
Mr. Hopkins voluntarily terminates employment for certain reasons following a change in control, then Mr. Hopkins is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than 50 miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Hopkins will be paid an amount equal to 2.0 times his annual base compensation. The payment to which Mr. Hopkins is entitled decreases at six month intervals if his termination or resignation occurs after he attains age 63-1/2.

     In connection with the Company's acquisition of Merchants of Shenandoah Ban-Corp, the Company and Leesport Bank entered into an employment agreement dated January 12, 1999 with Anthony R. Cali. The agreement has an initial term of three years and, unless terminated as set forth in the agreement, is automatically extended annually to provide a new term of three years except that, at certain times, notice of non-renewal may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Under the employment agreement, Mr. Cali receives an annual base salary of $115,000, plus a bonus based upon the attainment of certain performance goals. In the event the Board of Directors increases Mr. Cali's base salary, the increased salary becomes the new base salary under the respective employment agreement. Mr. Cali is entitled to the use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the employment agreement provides, among other things, insurance, vacation, stock options and other fringe benefits. The employment agreement contains provisions restricting
Mr. Cali's right to compete for a period of one year following termination of employment unless his employment is terminated other than for cause.

     If Mr. Cali's employment is terminated without cause, and no change in control of the Company has occurred, then Mr. Cali is entitled to receive his annual base salary for the remainder of the then current employment term. If Mr. Cali voluntarily terminates his employment for certain reasons following a change in control, then Mr. Cali is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than 50 miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Cali will be paid an amount equal to 2.0 times his annual base compensation.

     In connection with the Company's acquisition of Johnson Financial Group, Inc., the Company, First Leesport Investment Group, Inc. and First Leesport Wealth Management, Inc. entered into an employment agreement dated October 1, 1999 with Keith W. Johnson. The agreement has an initial term of three years, and unless terminated as set forth in the agreement, is automatically extended annually to provide a new term of three years except that, at certain times, notice of non-renewal may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Under the employment agreement, Mr. Johnson receives an annual base salary of $200,000, plus a bonus based upon the attainment of certain performance goals. In the event the Board of Directors increases Mr. Johnson's base salary, the increased salary becomes the new base salary under the employment agreement. Mr. Johnson is entitled to the use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the employment agreement provides, among other things, insurance, vacation, stock options and other fringe benefits. The employment agreement contains provisions restricting
Mr. Johnson's right to compete for a period of one year following termination of employment unless his employment is terminated other than for cause.

     If Mr. Johnson's employment is terminated without cause, and no change in control of the Company has occurred, then
Mr. Johnson is entitled to receive his annual base salary for the remainder of the then current employment term. If
Mr. Johnson voluntarily terminates his employment for certain reasons following a change in control, then Mr. Johnson is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than 50 miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Johnson will be paid an amount equal to 2.0 times his annual base compensation.

Deferred Compensation and Salary Continuation Agreements

     First Leesport Bancorp Inc. has entered into agreements with certain of its directors that permit the director to defer part or all of his director fees until the director ceases to be a director of the Company or Leesport Bank. Interest accrues on the deferred fees at an annual rate of 8%. The director is an unsecured creditor of Leesport Bank with respect to such deferred fees. The agreements also provide that if the director dies or becomes disabled while a director, the director receives certain death or disability benefits. The Company has purchased whole life insurance policies on the lives of certain directors to fund its obligations under these agreements.

     First Leesport Bancorp Inc. has entered into agreements with certain of its executive officers that provide for monthly payments to the officer if such officer's employment is involuntarily terminated without cause before age 65 for reasons other than death, disability or a change in control of Leesport Bank or the Company. In addition, the officer is entitled to such monthly payments if the officer terminates his employment on or after age 65 or if the officer's employment is terminated (whether voluntarily or involuntarily) for reasons other than death, disability, or retirement within 36 months after a "change in control" has occurred. A "change in control" is deemed to have occurred if the transfer of 51% or more outstanding voting stock of Leesport Bank or the Company has occurred in a transaction or series of related transactions.
The agreements also provide for the payment of such benefits to the officer if such officer dies while employed by Leesport Bank. In addition, the agreements provide for disability benefits and for certain reduced benefits upon retirement on or after age 60 but prior to age 65. Leesport Bank has purchased certain whole life insurance policies on its officers to fund its obligations under these agreements.

Compensation Committee Interlocks and Insider Participation

     Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer of the Company serves as a non-voting member of the Company's Human Resources Committee (which performs the duties of a typical compensation committee), although he does not participate in or vote on matters concerning his own compensation, benefits or awards. The Board of Directors believes that Mr. Melcher's position with the Company provides him with perspective valuable to the committee in connection with performance of its duties.

Performance Graph

     Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return on the NASDAQ-Total US Index, the NASDAQ Combination Bank Index, and the SNL Securities Index of banks with less than $500 million in assets for the five-year period commencing
December 31, 1995, and ending December 31, 2000.

     Cumulative total return on the Company's common stock, the NASDAQ-Total US Index, the NASDAQ Combination Bank Index, and the SNL Bank Index equals the total increase in value since December 31, 1995, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on December 31, 1995, in Company common stock, the NASDAQ-Total US Index, the NASDAQ Combination Bank Index, and the SNL Bank Index.

                    [INSERT PERFORMANCE GRAPH]

                                                           Period Ending
Index                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
First Leesport Bancorp, Inc.       100.00     118.31     159.46     162.78     124.83     109.64
S&P 500                            100.00     122.86     163.86     210.64     254.97     231.74
NASDAQ Bank Index*                 100.00     132.04     221.06     219.64     211.15     241.10
SNL Under $500M Bank Index         100.00     128.71     219.41     200.34     185.44     178.90

*  Source:  CRSP, Center for Research in Security Prices,
Graduate School of Business, The University of Chicago, 200.
Used with permission.  All rights reserved.  crsp.com.

Transactions with Management and Others

     Some directors and officers of the Company, and the companies with which they are associated, are customers of and during 2000 had banking transactions with the Company's subsidiary bank in the ordinary course of the bank's business, and intend to do so in the future. All loans and loan commitments included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 2000 total loans and commitments of approximately $4.47 million were outstanding to the Company's executive officers and directors and their affiliated businesses, which represented 16% of the Company's shareholders' equity.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons owning ten percent or more of the Company's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of change in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulation to furnish the Company with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement. Based solely on the Company's review of reports filed by its directors and executive officers, it appears that all such reports were filed on a timely basis, except for one report by Mr. Weber which was inadvertently filed one day late.



                          MATTER NO. 2
           PROPOSAL TO AMEND ARTICLES OF INCORPORATION
              TO REDUCE SHAREHOLDER VOTE NECESSARY
           TO APPROVE ACQUISITIONS OF OTHER COMPANIES

     The Board of Directors has approved an amendment to the Company's Articles of Incorporation that, if also approved by shareholders, would decrease the shareholder vote necessary to approve acquisitions of other companies by the Company. The amendment would not change the existing 70% super majority shareholder vote now necessary to approve any merger or similar transaction resulting in the sale of the Company. The Board of Directors recommends that shareholders approve this amendment.

     Article 12 of the Company's Articles of Incorporation presently requires any merger or consolidation to which the Company is a party be approved by the affirmative vote of holders of at least 70% of the outstanding shares of common stock of the Company. This super majority vote is required even if the Company is the acquiring company in the transaction. Obtaining approval of 70% of the Company's outstanding shares in a transaction in which the Company is the acquiring company may result in unnecessary cost and expense to the company. For example, brokers holding shares in street name are not permitted to vote shares held by their clients on mergers or similar transactions unless they receive direction on how to vote the shares from such clients. Because broker "non-votes" (shares as to which brokers do not receive instructions from their clients) are effectively votes against a proposal covered by the current
Article 12, the Company would in all likelihood need to engage a proxy solicitation firm at additional cost and expense to ensure that shareholders respond in a timely manner.

     Under the proposed amendment, the super majority voting provisions of Article 12 would not apply in any merger, consolidation, share exchange or similar transaction if members of the Company's Board of Directors continued to constitute at least a majority of the Board of Directors of the resulting company after the transaction, and if shareholders of the Company continued to hold at least a majority of the outstanding voting securities of the resulting company after the transaction. For any transaction in which the Company's Board of Directors and shareholders would not continue to control at least a majority of the Board seats and outstanding voting securities, the 70% super majority vote of the Company's shareholders would continue to apply.

     The proposed change to Article 12 is consistent with the voting requirements for mergers and consolidations set forth in the Pennsylvania Business Corporation Law. Under the Business Corporation Law, a shareholder vote is not required in a merger or consolidation if the transaction will not result in any change to a corporation's Articles of Incorporation, and shareholders immediately prior to the transaction will continue to own at least a majority of the outstanding voting shares.
The rules of the NASD, however, which are applicable to the Company, presently require shareholder approval in any transaction which would result in the issuance of 20% or more of the Company's outstanding shares regardless of whether the Company is the acquiring company. In cases in which the NASD rules require shareholder approval, the vote requirement presently applicable to the Company would be a majority of votes cast at the meeting of shareholders to consider the transaction.

     The Board of Directors of the Company believes that the proposed changes to Article 12 of the Company's Articles of Incorporation will permit the Company the flexibility to pursue smaller acquisitions at considerably less cost and expense, while retaining the requirement that shareholders consider and vote on all transactions that would result in a sale of the Company (requiring a 70% affirmative vote of outstanding shares) and on larger acquisition transactions by the Company that would result in the Company issuing 20% or more of its outstanding shares (which would require the affirmative vote of a majority of all votes cast).

     The Company has no present plan, agreement or understanding involving any merger or consolidation. It is possible, however, that other merger or consolidation opportunities may occur in which the lower shareholder approval requirement will enhance its ability to take advantage of such opportunities without reducing shareholder protection against an unwelcome hostile takeover of the Company.

     The amendment of the Articles of Incorporation to reduce the percentage of votes required to approve certain mergers and consolidations will consist of a revision of Article 12 of the Articles of Incorporation to provide as follows:

          "12. Shareholder Action. No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock.

          Notwithstanding the preceding sentence, this
     Article 12 shall not apply to any merger, consolidation, share exchange or similar transaction involving the Corporation if (i) members of the Board of Directors of the Corporation will constitute at least a majority of the Board of Directors of the surviving or new corporation or entity immediately after the transaction and
     (ii) shareholders of the Corporation will hold in the aggregate voting shares of the surviving or new corporation or entity to be outstanding immediately after completion of the merger or consolidation entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors. This Article may not be amended unless first approved by the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS AMENDMENT. The affirmative vote of 70% of all votes entitled to be cast at the Meeting is required to approve this amendment. Abstentions and broker nonvotes will, in effect, constitute "votes" against the proposed amendment. All proxies will be voted "FOR" approval of this amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.



                          MATTER NO. 3
       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Beard Miller Company LLP, Independent Auditors, as the Company's independent auditors for the fiscal year ending December 31, 2001. Beard Miller Company LLP has acted as the Company's independent auditors continuously since 1990. The appointment was recommended by the Audit Committee and is subject to shareholder approval. Representatives of Beard Miller Company LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstention and broker non-votes will not constitute or be counted as votes cast for the appointment of Beard Miller Company LLP. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

Principal Shareholders

     To the Company's knowledge, no person or group beneficially owns 5% or more of the Company's outstanding common stock.

Other Matters

     Management knows of no business other than as described above that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

Shareholder Proposals for 2001 Annual Meeting

     A shareholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement for the Company's Annual Meeting in 2002 in accordance with the rules of the Securities and Exchange Commission must submit the proposal to the Company at its principal executive offices, 133 North Centre Avenue, Leesport, Pennsylvania 19533 on or before November 19, 2001.

     A shareholder proposal submitted after November 19, 2001, or which does not otherwise meet the requirements of the Securities and Exchange Commission will not be included in the Company's Proxy Statement for the Annual Meeting in 2002, but may nevertheless be presented at the Annual Meeting of Shareholders. To present a proposal at the 2001 Annual Meeting of Shareholders, a shareholder must submit a notice at the principal executive offices of the Company no earlier than January 24, 2002 and no later than February 34, 2002 containing the information specified in the Company's Bylaws. If the Company's Annual Meeting for 2002 is not held within 30 days prior to or after April 24 (the date of the 2001 Annual Meeting), the notice must be delivered to or mailed and received at the principal executive offices within five days of mailing the notice of meeting or public disclosure of the meeting date.

     If the shareholder intending to present such a proposal has not provided the Company notice of the matter on or after January 24, 2002 and on or before February 23, 2002, as required by the Company's Bylaws, the chairman of the meeting may declare the proposal out of order and, in any event, proxyholders of the Board of Directors would have discretionary authority to vote on such proposal at the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              JENETTE L. ECK
                              Secretary



                                                       EXHIBIT A

                  FIRST LEESPORT BANCORP, INC.
                     AUDIT COMMITTEE CHARTER

     The Audit Committee is established as a subcommittee reporting periodically to the Board of Directors. The Audit Committee shall be composed of no less than three directors who meet the membership requirements and are independent of management of the Corporation as outlined by the Securities and Exchange Committee (SEC) and NASDAQ and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of judgment as a committee member. At least one member will have had past employment experience or other comparable experience or background in the field of financial management.

     The Audit Committee shall provide assistance to the Board in fulfilling their responsibilities to the shareholders. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies/procedures and assuring the safeguarding of all corporate assets. In so doing, it is the responsibility of the Audit Committee to maintain open lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Corporation. Both the internal auditors and external auditors are authorized to communicate directly with the Committee if necessary.

     In carrying out these responsibilities, the Audit Committee will:

          1. Review and recommend to the Board the external auditors to be selected to conduct the annual audit of the financial records of the Corporation. Review audit and consulting fees of the external auditors.

          2. Meet with the external auditors and financial management of the Corporation to review the scope of the annual audit for the current year and at the conclusion thereof, review such audit findings. This review will include both the external auditors' recommendations and the related management response.

          3. Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Corporation and elicit any recommendations that they may have for the improvement of such control procedures. Particular attention should be given to the adequacy of such controls to expose any payments, transactions or other procedures that might be deemed illegal or otherwise improper.

          4. Review and disclose the required information in the annual proxy statement as outlined by the SEC.

          5. Review and recommend to the Board the appointment of a competent outsourcing vendor for internal audit services and/or in-house staff.

          6. Review and approve Internal Audit's proposed audit schedule for the coming year and the coordination of such programs with the external auditors' year-end requirements. Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

          7. Monitor the activities of Internal Audit and ensure that Internal Audit adequately examines, reviews and reports to the Audit Committee that:

               a) Internal accounting and financial controls of the various areas are adequate and efficient and can be relied upon to produce accurate financial information.

               b) Internal controls adequately safeguard the assets of the Corporation.

               c) Financial records of the operational areas are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles and requirements of the various regulatory bodies.

               d) Operational areas are in compliance with OCC, FRB and all other Federal and State laws and regulations.

               e) Controls over the development, maintenance and operation of EDP systems are sufficient to ensure the accuracy, security and completeness of data processing results.

          8. Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which outlines the findings of all audit engagements completed during the period.

          9. Review all reports on examinations made by the various regulatory agencies and evaluate management's responses to them.

          10. Minutes of the Audit Committee meetings shall be submitted to the Board of Directors at the next regular Board meeting.

     The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

     In performance of its duties, the Committee shall meet at least four times per year and have full use of the Bank's internal audit resources and engage if necessary, at the Bank's expense, independent counsel to advise the Committee in discharging its duties.



                          [PROXY CARD]

[Side 1]

                   FIRST LEESPORT BANCORP, INC.

     I/We hereby appoint Jenette L. Eck, with full power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side, all the shares of common stock of First Bank of Leesport, Inc. (the "Company") held of record by me/us on March 12, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                Please vote and sign on the other side



[Side 2]
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
           "FOR" THE FOLLOWING MATTERS AND PROPOSALS

MATTER NO. 1:
ELECTION OF CLASS I DIRECTORS
TO SERVE UNTIL 2004

[ ]   FOR all nominees listed       [ ]   WITHHOLD AUTHORITY
      below (except as marked             to vote for all
      the contrary below)                 nominees listed below

     Anthony R. Cali;
     John T. Connelly;
     Karen A. Rightmire;
     Alfred J. Weber

MATTER NO. 2:
AMENDMENT OF THE COMPANY'S
ARTICLES OF INCORPORATION
                            FOR       AGAINST       ABSTAIN
                            [ ]       [ ]           [ ]

MATTER NO. 3:
RATIFICATION OF INDEPENDENT
AUDITORS
                            FOR       AGAINST       ABSTAIN
                            [ ]       [ ]           [ ]

                            The undersigned hereby acknowledges
                            receipt of the Proxy Statement for
                            the 2001 Annual Meeting, and hereby
                            revokes any proxy or proxies
                            heretofore given to vote shares at
                            said meting or any adjournment
                            thereof.

Dated __________, 2001      ___________________________________
                            Signature

(PLEASE SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED
ADDRESSED ENVELOPE)         ___________________________________
                            Signature if held jointly.  Please
                            sign exactly as your name appears on
                            this proxy card.